UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 26, 2016
Universal Technical Institute, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31923	86-0226984
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16220 North Scottsdale Road, Suite 100, Scottsdale, Arizona		85254
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	623-445-9500
Not Applicable
______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the corporate restructuring announced yesterday, Eugene S. Putnam, Jr., our President and Chief Financial Officer, and Chad A. Freed, our General Counsel and Executive Vice President of Corporate Development, will be leaving Universal Technical Institute, Inc. (the "Company") effective November 30, 2016. In connection with their departure, Mr. Putnam will be eligible to receive severance pursuant to his Employment Agreement, and Mr. Freed will be eligible to receive severance pursuant to our Severance Plan.

Effective September 26, 2016, Kimberly J. McWaters, our Chairman and Chief Executive Officer, will assume the role of President in addition to her current roles of Chairman and Chief Executive Officer.

Effective September, 26, 2016, Bryce H. Peterson will serve as Chief Financial Officer. Mr. Peterson, age 38, has served as our Senior Vice President, Information Technology since June 2012. Mr. Peterson served as our Vice President of Information Technology from March 2011 to June 2012, as Vice President of Internal Audit Services from March 2010 to March 2011 and as Information Technology Audit Manager from October 2008 to February 2010. Prior to joining our company, Mr. Peterson served in a variety of positions at KPMG, LLP, Brigham Young University and Fenton Enterprises. Mr. Peterson received his MS in Information Systems Management and holds a BS in Business Management from Brigham Young University. In connection with Mr. Peterson’s appointment to Chief Financial Officer, his base compensation was increased to $335,000 and his target bonus percentage was increased to 65% of his base pay, effective September 26, 2016.

There are no other arrangements or understandings pursuant to which Ms. McWaters or Mr. Peterson was selected to serve as President and Chief Financial Officer, respectively. There are no family relationships among any of our directors or executive officers. There are no related party transactions between our company and Mr. Peterson reportable under Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

On September 26, 2016, we issued a press release reporting a corporate restructuring and other cost savings initiatives. In addition, the Company reaffirmed its 2016 fiscal year end outlook. The corporate restructuring and other cost savings initiatives are expected to provide an expense savings in fiscal 2017 of approximately $25 to $30 million. Severance and outplacement charges relating to the corporate restructuring will total approximately $4 million in the fiscal quarter ending September 30, 2016.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
The exhibit to this Current Report is listed in the Exhibit Index set forth elsewhere herein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Technical Institute, Inc.

September 27, 2016	By:	/s/ Chad A. Freed

Name: Chad A. Freed
Title: General Counsel, Executive Vice President of Corporate Development

Exhibit Index

Exhibit No.	Description

99.1	Press Release of Universal Technical Institute, Inc., dated September 26, 2016